Exhibit 4.2
[FACE OF NOTE]
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.
THIS NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED	CUSIP No.:	PRINCIPAL AMOUNT:
No. FLR-

ASSOCIATED BANC-CORP
INTERNOTE
(Floating Rate)

ORIGINAL ISSUE DATE:	INTEREST RATE BASIS:	STATED MATURITY DATE:
☐ LIBOR
☐ Federal Funds Rate
☐ Treasury Rate
☐ Prime Rate

INTEREST PAYMENT FREQUENCY:		REDEMPTION OPTION:
☐ Monthly	☐ Semi-Annually	☐ Yes
☐ Quarterly	☐ Annually	☐ No

SPREAD: %	SPREAD MULTIPLIER:

INDEX MATURITY:	INITIAL INTEREST RATE: %	INTEREST RATE CALCULATION:

CALCULATION AGENT (if	INTEREST RESET DATES:	INTEREST DETERMINATION DATES:
other than the trustee):

INTEREST RATE CUT-OFF DATE:	INITIAL REDEMPTION DATE:	INITIAL REDEMPTION PERCENTAGE: %

ANNUAL REDEMPTION PERCENTAGE REDUCTION: %	AUTHORIZED DENOMINATION: ☐ $1,000 and integral multiples thereof ☐ Other:	ADDENDUM ATTACHED ☐ Yes ☐ No

OTHER/ADDITIONAL PROVISIONS:

     Associated Banc-Corp, a corporation duly organized and existing under the laws of Wisconsin (the “Issuer”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee of DTC, or registered assigns, the Principal Amount stated above on the Stated Maturity Date specified on the face hereof (or any Redemption Date, as defined on the reverse hereof, or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date) and to pay interest thereon (and on any overdue principal, premium and/or interest to the extent legally enforceable) at a rate equal to the Initial Interest Rate (as specified on the face hereof) until the first Interest Reset Date (as specified on the face hereof) following the Original Issue Date specified on the face hereof and thereafter at a rate per annum determined in accordance with the provisions set forth below under the heading “Determination of Interest Rate Per Annum for LIBOR Notes”, “Determination of Interest Rate Per Annum for Federal Funds Rate Notes”, “Determination of Interest Rate Per Annum for Treasury Rate Notes” or “Determination of Interest Rate Per Annum for Prime Rate Notes”, as the case may be, until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears on each Interest Payment Date (as defined below), if any, commencing with the first Interest Payment Date next succeeding the Original Issue Date, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the registered holder (the “Holder”) of this Note on the Record Date with respect to such second Interest Payment Date.
     The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month of the Original Issue Date; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month of the Original Issue Date; in the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month of the Original Issue Date; and in the case of a Note that provides for annual interest payments, the Interest Payment Dates shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month of the Original Issue Date (each, an “Interest Payment Date”). If any Interest Payment Date, other than an Interest Payment Date occurring on the Maturity Date, would otherwise fall on a day that is not a Business Day (as defined below), such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of Notes as to which LIBOR is an applicable Interest Rate Basis, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, principal or interest payable with respect to such Maturity Date will be paid on the next succeeding Business Day. If the Maturity Date or an Interest Payment Date falls on a day that is not a Business Day, principal, premium, if any, or interest paid on the next succeeding Business Day will be with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no additional interest shall accrue for the period from and after such Maturity Date or Interest Payment Date.

     As used herein, the term “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York or Chicago, Illinois; provided, however, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Business Day. As used herein, the term “London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
     Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes, as defined on the reverse hereof) is registered at the close of business on the first day of the calendar month (whether or not a Business Day) in which such Interest Payment Date occurs (the “Record Date”); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the close of business on any Record Date and, instead, shall be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee (as defined on the reverse hereof) hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.
     The Interest Rate determined with respect to any Interest Determination Date (as specified on the face hereof) for this Note will become effective on and as of the next succeeding Interest Reset Date; provided, however, that the Interest Rate in effect with respect to this Note from the Original Issue Date specified on the face hereof to the first Interest Reset Date will be the “Initial Interest Rate” set forth on the face hereof and the Interest Rate in effect for each day following the Interest Rate Cut-Off Date (as specified on the face hereof) to but excluding the next succeeding Interest Payment Date will be the rate in effect on the Interest Rate Cut-Off Date. Such Interest Rate shall be applicable from and including the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until the Interest Payment Date. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined on the Interest Determination Date pertaining to such Interest Reset Date in accordance with the provisions of the applicable heading below.
     Subject to applicable provisions of law and except as specified herein, the Interest Rate determined with respect to any Interest Determination Date for this Note will be determined by the Calculation Agent in accordance with the provisions below.
     “Calculation Date” pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or (ii) the Business Day immediately preceding the applicable Interest Payment Date (or the Stated Maturity Date or Redemption Date, as the case may be).
     Determination of Interest Rate Per Annum for LIBOR Notes. If the Interest Rate Basis specified on the face hereof is LIBOR, the Interest Rate will be equal to the then applicable LIBOR, as adjusted as specified on the face hereof under “Interest Rate Calculation”.
     “LIBOR” means, with respect to any Interest Determination Date, the arithmetic mean of the offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such Interest Determination Date, that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date, if at least two such offered rates appear on the designated LIBOR page, except that if the Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used. If such rate does not appear on the Designated LIBOR Page, or the Designated LIBOR Page is unavailable, then LIBOR, in respect of such Interest Determination Date, will be determined as if the parties had specified the rate described below.
     With respect to an Interest Determination Date, LIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., London time, on such Interest Determination Date, at which deposits in U.S. dollars having the Index Maturity specified on the face hereof are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent, commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount, not less than $1,000,000, equal to an amount that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Determination Date will be the arithmetic mean of the rates at approximately 11:00 a.m., New York City time, on such Interest Determination Date, quoted by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount, not less than $1,000,000, equal to an amount that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR will be the LIBOR in effect on such Interest Determination Date or, if no LIBOR was in effect on such Interest Determination Date, the Interest Rate on the Notes will be the Initial Interest Rate specified on the face hereof.
     The “Designated LIBOR Page” means the Reuters screen “LIBOR01” page (or such other page as may replace such page on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. deposits).
     Determination of Interest Rate Per Annum for Federal Funds Rate Notes. If the Interest Rate Basis specified on the face hereof is Federal Funds Rate, the Interest Rate will be equal to the then applicable Federal Funds Rate, as adjusted as specified on the face hereof under “Interest Rate Calculation”.
     “Federal Funds Rate” means, with respect to any Interest Determination Date, the rate of interest for Federal Funds as published in H.15(519) (as defined below) under the heading “Federal Funds (Effective)” as this rate is displayed on Reuters (or any successor service) on page FEDFUNDS 1 (or any other page as may replace this page on that service), or if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date for Federal Funds published in H.15 Daily Update (as defined below), or other electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective).” If such rate is not published in either the H.15(519) or H.15 Daily Update (or such other electronic source) on such Calculation Date, the Federal Funds Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as described above, the Federal Funds Rate in effect for the applicable interest reset period will be the Federal Funds Rate in effect on such Interest Determination Date or, if no Federal Funds Rate was in effect on such Interest Determination Date, the Interest Rate on the Notes will be the Initial Interest Rate specified on the face hereof.
     “H.15(519)” refers to “Statistical Release H.15(519), Selected Interest Rates,” as published by the Board of Governors of the Federal Reserve System. “H.15 Daily Update” means the daily update of H.15(519), available through the Internet site of the Board of Governors of The Federal Reserve System at http://www.federalreserve.gov/releases/h15/ update, or any successor site or publication.
     Determination of Interest Rate Per Annum for Treasury Rate Notes. If the Interest Rate Basis specified on the face hereof is Treasury Rate, the Interest Rate will be equal to the then applicable Treasury Rate, as adjusted on the face hereof under “Interest Rate Calculation”.
     “Treasury Rate” means, with respect to any Interest Determination Date, (1) the rate from the auction held on the applicable Interest Determination Date of direct obligations of the United States, or Treasury bills, having the Index Maturity specified on the face hereof, under the caption “INVEST RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace this page on that service) or page USAUCTION 11 (or any other page which replaces this page on that service) or, if not so displayed, on the Bloomberg service (or any successor service) on page AUCK 18 (or any other page as may replace the specified page on such service or, (2) if the rate in clause (1) is not so published by 3:00 p.m., New York City time, on the related Calculation Date pertaining to such Interest Determination Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” or (3) if the rate in clause (2) is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury bills announced by the United

States Department of the Treasury, or (4) in the event that the rate referred to in clause (3) is not announced by the United States Department of the Treasury, or if the auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury bills having the Index Maturity specified on the face hereof published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market,” or (5) if the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date of the applicable Treasury bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market,” or (6) if the rate referred to in clause (5) is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the Incapital LLC, as purchasing agent, the agents or their affiliates, selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof, or (7) if the dealers selected by the Calculation Agent are not quoting as mentioned in clause (6), the rate in effect on the applicable Interest Determination Date or, if no Treasury Rate was in effect on such Interest Determination Date, the Interest Rate on the Notes will be the Initial Interest Rate specified on the face hereof.
     “Bond Equivalent Yield” is a yield calculated in accordance with the following formula and expressed as a percentage:
where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.
     Determination of Interest Rate Per Annum for Prime Rate Notes. If the Interest Rate Basis specified on the face hereof is Prime Rate, the Interest Rate will be equal to the then applicable Prime Rate, as adjusted as specified on the face hereof under “Interest Rate Calculation”.
     “Prime Rate” means, with respect to any Interest Determination Date, the rate published in H.15(519), or any successor publication, for that day under the heading “Bank Prime Loan”. If on the Calculation Date pertaining to such Interest Determination Date such rate is not published in H.15(519), or any successor publication, the rate for that Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 (as defined below) as such bank’s prime rate or base lending rate as in effect for that Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME 1 for that Interest Determination Date, the Prime Rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in a year divided by 360 for that Interest Determination Date by three major money center banks in New York City selected by the Calculation Agent; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as described above, the Prime Rate in effect for the applicable interest reset period will be the Prime Rate in effect on such Interest Determination Date or, if no Prime Rate was in effect on such Interest Determination Date, the Interest Rate on the Notes will be the Initial Interest Rate specified on the face hereof.
     “Reuters Screen USPRIME 1” is the display designated as page “USPRIME 1” on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME 1 on that service for the purpose of displaying prime rates or base lending rates of major United States banks).
     The Calculation Agent shall calculate the Interest Rate hereon in accordance with the foregoing on or before each Calculation Date.
     The Interest Rate on this Note will in no event be higher than the maximum rate permitted by applicable law. The Interest Rate on this Note will in no event be lower than 0.00%.
     At the request of the Holder hereof, the Calculation Agent will provide to such Holder the Interest Rate then in effect for this Note, if available, and, if different, the Interest Rate to be in effect as a result of a determination made on the most recent Interest Determination Date with respect to this Note.
     Accrued interest shall be computed by adding the Interest Factors calculated for each day from the Original Issue Date or from the last date to which interest has been paid or duly provided for up to but not including the day for which accrued interest is being calculated. The “Interest Factor” for each such day shall be computed by multiplying the principal amount of the Note by the Interest Rate applicable to such day and dividing the product thereof by 360, or, if the Interest Rate Basis specified on the face hereof is Treasury Rate, by the actual number of days in the year.
     Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, upon delivery of instructions as contemplated on the reverse hereof) at the office or agency of the Issuer maintained for that purpose in New York, New York, in such coin or currency of the United Stated of America as at the time of payment is legal tender for payment of public and private debts. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as the office to be maintained by it where this Note may be presented for payment, registration of transfer or exchange and where notices or demands to or upon the Issuer, in respect of this Note or the Indenture may be served. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office or agency maintained by the Issuer or, at the option of the Issuer, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a Holder of $10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such

Interest Payment Date by wire transfer of immediately available funds if such Holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect with respect to interest payments due on future Interest Payment Dates until revoked by such Holder.
     The Notes will be subordinated in right of payment to the Issuer’s Senior Indebtedness (as defined in the Indenture) and, under certain circumstances described below, to all Other Financial Obligations (as defined in the Indenture) of the Issuer. The Notes will also be structurally subordinated to all of the existing and future liabilities of each of the subsidiaries of the Issuer. The Issuer will not be able to make any principal, premium or interest payments on the Notes or redeem the Notes if there is a default or Event of Default (as defined in the Indenture) on any Senior Indebtedness that is not remedied. In connection with a distribution of its assets to creditors pursuant to a dissolution, winding up, liquidation, reorganization or receivership, then any principal, premium, interest or other amounts owing to holders of the Issuer’s Senior Indebtedness will be paid to those holders before any Holders of the Notes will be paid. If, after the Issuer has made those payments on the Senior Indebtedness, there are amounts available for payment on the Notes and creditors who hold Other Financial Obligations have not received their full payment, then the Issuer will first use amounts available for payment on the Notes to pay in full all Other Financial Obligations before the Issuer may make any payment on the Notes. In addition, if the Issuer repays any principal on any Note before the applicable Stated Maturity Date or Redemption Date to the Holder of the Notes of the Trustee, the holders of the Issuer’s Senior Indebtedness will have first rights to such amounts. Until all Senior Indebtedness is repaid in full, the Holders of the Notes will be subject to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Issuer.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof or in an Addendum hereto shall have the respective meanings given to such terms in the Indenture.
     Notwithstanding the foregoing, if an Addendum is attached hereto or “Other/Additional Provisions” apply to this Note as specified on the face hereof, this Note shall be subject to the terms set forth in such Addendum or such “Other/Additional Provisions.”
     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by an authorized signatory.

Dated:	ASSOCIATED BANC-CORP, as Issuer
By:
Name:
Title:

Attest:
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:
This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

[REVERSE OF NOTE]
ASSOCIATED BANC-CORP
INTERNOTE
(Floating Rate)
     This Note is one of a duly authorized series of subordinated debt securities (herein called the “Debt Securities”) of the Issuer, issued and to be issued under an Indenture, dated as of August 6, 2001 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Issuer and The Bank of New York Mellon Trust Company, National Association (as successor to The Bank of New York), as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as “Associated Banc-Corp InterNotes®” (the “Notes”), limited in aggregate principal amount to $100,000,000.
     This Note is issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples thereof or in such other Authorized Denominations specified on the face hereof.
     This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the immediately succeeding paragraph, will not be redeemable prior to the Stated Maturity Date.
     If specified on the face hereof, this Note will be subject to redemption at the option of the Issuer on any date on or after the Initial Redemption Date specified on the face hereof, in whole or from time to time in part in increments of $1,000 or such other integral multiple of an Authorized Denomination (provided that any remaining principal amount hereof shall be at least $1,000 or such other minimum Authorized Denomination), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (the “Redemption Date”), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not more than 60 nor less than 30 calendar days prior to the Redemption Date. The “Redemption Price” shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof as set forth below) multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, until the Redemption Price is 100% of unpaid principal amount to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof

InterNotes® is a registered servicemark of Incapital Holdings LLC.

and otherwise having the same terms and provisions as this Note shall be issued by the Issuer in the name of the Holder hereof upon the presentation and surrender hereof.
     In the event of redemption of this Note in part only, a new Note or Notes and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Issuer covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner set forth in Article Fourteen of the Indenture, the indebtedness represented by the Notes and the payment of principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness and Other Financial Obligations.
     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.
     If, and only if, an Event of Default described in Section 5.01(5) or 5.01(6) of the Indenture shall occur with respect to the Issuer, and be continuing, the principal of all the Notes, together with accrued interest, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Upon payment of (i) the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Issuer’s obligations in respect to the payment of the principal of and interest on the Notes shall terminate. Notwithstanding anything in the Indenture to the contrary, the Notes are not subject to acceleration upon any other Event of Default.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all of the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner at the respective times, at the place and rate or formula, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of, premium, if any, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes having the same terms and provisions, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of a different Authorized Denominations but otherwise having the same terms and provisions, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any authorized agent of the Issuer or the Trustee shall be affected by notice to the contrary.
     THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	— as tenants in common	UNIF GIFT MIN ACT	— _________ Custodian _________
TEN ENT	— as tenants by the entireties		(Cust) (Minor)
JT TEN	— as joint tenants with right of		under Uniform Gifts to Minors
survivorship and not as tenants
	in common		Act _________________________
(State)
Additional abbreviations may also be used though not in the above list.

ASSIGNMENT AND CERTIFICATE OF TRANSFER
     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

this Note and all rights thereunder hereby irrevocably constituting and appointing

Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

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